Exhibit 99.2

FORWARD INDUSTRIES, INC.
UNAUDITED PRO FORMA CONDENSED AND COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed and combined financial information and related notes present the historical condensed combined financial information of Forward Industries, Inc. (hereinafter referred to as "Forward", "we," "our," "us" and similar terms unless the context indicates otherwise) and Intelligent Product Solutions Inc. (hereinafter referred to as “IPS”), after giving effect to Forward's acquisition of IPS that was completed on January 18, 2018 (the "Acquisition Date"). The unaudited pro forma condensed combined financial information gives effect to our acquisition of IPS based on the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

     The unaudited pro forma condensed combined balance sheet as of December 31, 2017 reflects the acquisition of IPS as if the acquisition had occurred on December 31, 2017. The unaudited pro forma condensed combined statement of operations for the three months ended December 31, 2017 and year ended September 30, 2017 combines Forward’s and IPS’s historical results and are presented as if the acquisition had occurred on October 1, 2016.

     The condensed combined financial statements include pro forma adjustments for preliminary valuations of certain tangible and intangible assets by Forward’s management as of the acquisition date of January 18, 2018. These adjustments are subject to further revision upon finalization of the transaction, the related intangible asset valuations and fair value determinations. The determination and preliminary allocation of the purchase consideration used in the unaudited pro forma condensed combined financial information are based upon preliminary estimates, which are subject to change during the measurement period as we finalize the valuations of the net tangible and intangible assets acquired.

     The unaudited pro forma adjustments are not necessarily indicative of or intended to represent the results that would have been achieved had the transaction been consummated as of the dates indicated or that may be achieved in the future. The actual results reported by the combined company in periods following the acquisition may differ significantly from those reflected in these unaudited pro forma condensed combined financial information for a number of reasons, including cost saving synergies from operating efficiencies and the effect of the incremental costs incurred to integrate the two companies.

FORWARD INDUSTRIES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2017

	Historical
	Forward Industries, Inc.	Intelligent Product Solutions Inc.	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$5,904,425	$137,431	$(330,000)	(a)	$5,711,856
Accounts receivable, net	5,599,751	2,732,847	-		8,332,598
Inventories	2,061,052	-	-		2,061,052
Prepaid expenses and other current assets	106,273	266,062	-		372,335
Total current assets	13,671,501	3,136,340	(330,000)		16,477,841

Property and equipment, net	33,458	352,247	-		385,705
Other assets	12,843	53,500	-		66,343
Intangible Assets - Finite-Lived:
Trademark	-	-	475,000	(b)	475,000
Customer Relationships	-	-	1,050,000	(b)	1,050,000

Goodwill	-	-	1,238,233	(c)	1,238,233
Total assets	$13,717,802	$3,542,087	$2,433,233		$19,693,122
Liabilities and shareholders' equity
Current liabilities:
Line of Credit	$-	$950,000	$-		$950,000
Accounts Payable	120,903	213,128	-		334,031
Due to Forward China	4,418,200	-	-		4,418,200
Accrued Expenses	172,556	243,179	-		415,735
Deferred Income	-	310,944	-		310,944
Deferred Compensation, current	-	-	492,000	(d)	492,000
Notes Payable - current	-	391,248	1,600,000	(e)	1,991,248
Capital Leases Payable - current	-	43,627	-		43,627
Officers' Loans	-	626,183	(626,183)	(f)	-
Total current liabilities	4,711,659	2,778,309	1,465,817		8,955,785
Other liabilities:
Notes Payable - non-current	-	132,121	-		132,121
Capital Leases Payable - non-current	-	54,073	-		54,073
Deferred Rent	33,008	433,034	(433,034)	(g)	33,008
Deferred Compensation, non-current	-	-	1,045,000	(d),(h)	1,045,000
Total other liabilities	33,008	619,228	611,966		1,264,202
Total liabilities	4,744,667	3,397,537	2,077,783		10,219,987
Commitments and contingencies - See Note 4
Shareholders' equity:
Forward Industries, Inc. - Common stock, par value $0.01 per share; 40,000,000 shares authorized;
8,850,830 (Forward historical) and 9,252,665 (pro-forma) , issued and outstanding, respectively	88,508	-	4,018	(i)	92,526
Intelligent Product Solutions Inc. - Common stock, $0 par value, 200 shares authorized;
100 shares issued and outstanding, respectively	-	-	-		-
Additional paid-in capital	17,932,835	32,000	463,982	(i)	18,428,817
Accumulated (deficit), Earnings	(9,048,808)	112,550	(112,550)	(i)	(9,048,808)
Accumulated other comprehensice income	600	-	-		600
Total shareholders' equity	8,973,135	144,550	355,450		9,473,135
Total liabilities and shareholders' equity	$13,717,802	$3,542,087	$2,433,233		$19,693,122

See notes to unaudited condensed combined financial information

FORWARD INDUSTRIES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE YEAR ENDED SEPTEMBER 30, 2017

	Historical		Pro Forma Adjustments				Pro Forma Combined
	Forward Industries, Inc.	Intelligent Product Solutions Inc.	(j)	(k)	(l)	(m)
Net revenues	$24,764,613	$13,453,085	$-	$-	$-	$-	$38,217,698
Cost of goods sold	20,572,970	10,503,370	-	-	-	-	31,076,340
Gross profit	4,191,643	2,949,715	-	-	-	-	7,141,358
Operating expenses:
Sales and marketing	1,502,700	895,979	-	60,297	-	-	2,458,976
General and administrative	2,090,473	2,126,783	-	-	163,000	-	4,380,256
Total operating expenses	3,593,173	3,022,762	-	60,297	163,000	-	6,839,232
Operating income (loss)	598,470	(73,047)	-	(60,297)	(163,000)	-	302,126
Other income (expense), net	(19,124)	(133,589)	-	-	-	(128,000)	(280,713)
Income (loss) before income taxes	579,346	(206,636)	-	(60,297)	(163,000)	(128,000)	21,413
Provision for income taxes	-	(14,113)	-	-	-	-	(14,113)
Net income (loss)	$579,346	$(220,749)	$-	$(60,297)	$(163,000)	$(128,000)	$7,300

Net income (loss)	$579,346	$(220,749)	$-	$(60,297)	$(163,000)	$(128,000)	$7,300
Other comprehensive income:
Translation adjustments	21,785	-	-	-	-	-	21,785
Comprehensive income (loss)	$601,131	$(220,749)	$-	$(60,297)	$(163,000)	$(128,000)	$29,085

Earnings per share:
Basic	$0.07		$-	$-	$-	$-	$0.00
Diluted	$0.07		$-	$-	$-	$-	$0.00

Weighted average number of common and
common equivalent shares outstanding:
Basic	8,727,322		401,835	16,072	-	-	9,145,229
Diluted	8,823,059		401,835	16,072	-	-	9,240,966

See notes to unaudited condensed combined financial information

FORWARD INDUSTRIES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE THREE MONTHS ENDED DECEMBER 31, 2017

	Historical		Pro Forma Adjustments				Pro Forma Combined
	Forward Industries, Inc.	Intelligent Product Solutions Inc.	(j)	(k)	(l)	(m)

Net revenues	$6,336,467	$3,572,396	$-	$-	$-	$-	$9,908,863
Cost of goods sold	5,333,871	2,549,036	-	-	-	-	7,882,907
Gross profit	1,002,596	1,023,360	-	-	-	-	2,025,956
Operating expenses:
Sales and marketing	278,062	236,902	-	10,092	-	-	525,056
General and administrative	673,461	613,673	-	-	41,000	-	1,328,134
Total operating expenses	951,523	850,575	-	10,092	41,000	-	1,853,190
Operating income (loss)	51,073	172,785	-	(10,092)	(41,000)	-	172,765
Other income (expense), net	(4,422)	(38,642)	-	-	-	(32,000)	(75,064)
Income (loss) before income taxes	46,651	134,143	-	(10,092)	(41,000)	(32,000)	97,702
Provision for income taxes	-	(1,317)	-	-	-	-	(1,317)
Net income (loss)	$46,651	$132,826	$-	$(10,092)	$(41,000)	$(32,000)	$96,385

Net income (loss)	$46,651	$132,826	$-	$(10,092)	$(41,000)	$(32,000)	$96,385
Other comprehensive income:
Translation adjustments	600	-	-	-	-	-	600
Comprehensive income	$47,251	$132,826	$-	$(10,092)	$(41,000)	$(32,000)	$96,985

Earnings per share:
Basic	$0.01		$-	$-	$-	$-	$0.01
Diluted	$0.01		$-	$-	$-	$-	$0.01

Weighted average number of common and
common equivalent shares outstanding:
Basic	8,760,830		401,835	28,128	-	-	9,190,793
Diluted	8,895,456		401,835	28,128	-	-	9,325,419

See notes to unaudited condensed combined financial information

     FORWARD INDUSTRIES, INC.
NOTES TO UNAUDITED PRO FORMA
CONDENSED AND COMBINED FINANCIAL STATEMENTS

1.      BASIS OF PRO FORMA PRESENTATION

     The unaudited pro forma condensed and combined balance sheet as of December 31, 2017 combines Forward’s historical condensed consolidated balance sheet with the historical balance sheet of IPS and has been prepared as if our acquisition of IPS occurred on December 31, 2017. The unaudited pro forma condensed and combined statements of operations for the three months ended December 31, 2017 and for the year ended September 30, 2017 combine our historical condensed consolidated statements of operations with IPS's historical statements of operations and have been prepared as if the acquisition occurred on October 1, 2016. The historical financial information is adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the proposed acquisition, (2) factually supportable, and (3) with respect to the condensed combined statements of operations and comprehensive income, expected to have a continuing impact on the combined results.

     We have accounted for the acquisition in this unaudited pro forma condensed combined financial information using the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 805 “Business Combinations” (“ASC 805”). In accordance with ASC 805, we use our best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed at the Acquisition Date. Goodwill as of the Acquisition Date is measured as the excess of purchase consideration over the fair value of net tangible and identifiable intangible assets acquired.

     The pro forma adjustments described below were developed based on Forward management’s assumptions and estimates, including assumptions relating to the consideration paid and the allocation thereof to the assets acquired and liabilities assumed from IPS based on preliminary estimates of fair value. The final purchase consideration and the allocation of the purchase consideration will differ from that reflected in the unaudited pro forma condensed combined financial information after final valuation procedures are performed and amounts are finalized following the completion of the acquisition.

     The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of the combined company would have been had the acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or financial position.

     The unaudited pro forma condensed and combined financial information does not reflect any integration activities or cost savings from operating efficiencies, synergies, asset dispositions or other restructurings that could result from the acquisition.

2.      PRELIMINARY PURCHASE CONSIDERATION AND RELATED ALLOCATION

     Pursuant to the stock purchase agreement, Forward acquired 100% of the stock of IPS on January 18, 2018 (“Acquisition Date”). The purchase consideration consists of cash, equity in Forward’s (“Buyer’s”) stock, deferred cash and contingent consideration based on earn-out performance over a three year period. The purchase consideration components are summarized in the table below:

Cash at closing (1)	$1,930
Value of Equity in Buyer Common Stock (3)	500
Fair Value of Earn-Out Consideration (4)	600
Fair Value of Deferred Cash Consideration (5)	936
Total Purchase Consideration	$3,966

(1)

Cash paid by Forward at closing funded, in part, by a $1.6 promissory note issued to Forward Industries (Asia-Pacific) Corporation (“Forward China”), a related party of Forward. The remainder of the cash was funded by Forward’s operating cash account.

(2)	Forward issued 401,835 shares of common stock valued at a January 18, 2018 closing price of $1.24 per share.
(3)	Fair Value of the Earn-Out consideration is measured using the Black-Scholes option pricing method.
(4)	Fair value of the Deferred Cash consideration is the present value of the $1,000,000 payable in three increments with an applied discount rate ranging between 4.73% and 5.33%.

The following table summarizes the preliminary allocation of the assets acquired and liabilities assumed based on their fair values on the acquisition date and the related estimated useful lives of the amortizable intangible assets acquired (in millions, except for estimated useful life):

		Preliminary estimated useful life
Current Assets:
Cash and Equivalents	$579
Accounts Receivable	2,377
Other Current Assets	416
Total Current Assets	3,372
Current Liabilities:
Accounts Payable	(194)
Deferred Revenue	(227)
Accrued and Other Current Liabilities	(280)
Total Current Liabilities	(701)
Property and Equipment	346
Other Long-Term Assets	51
Other Liabilities	(433)
Assumed Debt	(1,432)
Finite-Lived Intangible Assets:
Trademark	475	15 years
Customer Relationships	1,050	8 years
Total Intangible Assets	1,525
Goodwill	1,238
Total	$3,966

Upon completion of the fair value assessment, it is anticipated that the final purchase price allocation will differ from the preliminary assessment outlined above. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. Any changes to the preliminary estimates of the fair value of the assets acquired and liabilities assumed will be recorded as adjustments to those assets and liabilities and residual amounts will be allocated to goodwill.

3. PRO FORMA ADJUSTMENTS

     The pro forma adjustments included in the unaudited pro forma condensed and combined financial statements are as follows:

(a)

To record the cash used to pay the seller at closing of the acquisition. $1.9 million of cash consideration was due at closing of which $1.6 million was borrowed on a short-term note payable (see item (e) below). $330,000 in cash was drawn from Forward’s operating account.

(b)	To record preliminary fair values of intangible assets acquired in connection with the IPS acquisition.
(c)	To record goodwill which is measured as the excess (residual) purchase price after deduction of working capital, PP&E and intangible assets.
(d)

To record the fair value of current and non-current portions of the $1,000,000 deferred cash payment component of the total consideration of the IPS acquisition. Fair value is stated at present value using an applied discount rate. Present values estimated to be $492,000 for the current portion and $444,000 for the non-current portion. First payment of $500,000 is due on May 31, 2018. The remainder is due in two installments in subsequent fiscal years.

(e)	To record the $1.6 million promissory note issued to Forward China to fund the IPS acquisition (see exhibit 4.1 filed with initial form 8-K).
(f)	To eliminate debt previously obtained by IPS and not acquired by Forward in the stock purchase agreement. The proceeds from the stock purchase agreement were used to satisfy these loans.
(g)

To eliminate the deferred rent previously recorded by IPS not acquired by Forward in the stock purchase agreement. Deferred rent accounts will be reset to zero and the recording of new deferred rent will be recognized prospectively as a result of the acquisition.

(h)

To record the $600,000 fair value of the Earn-Out consideration. The Black-Scholes option pricing method was used to value the contingent consideration. To record the non-current portion of the deferred cash consideration (see note (d) above).

Deferred Cash consideration - non-current	$445,000
Fair Value of Earn-Out Consideration	600,000
Total Deferred Compensation - non-current	$1,045,000

(i)	To record the fair value of the 401,835 shares issued to the owners of IPS in consideration for the acquisition. To eliminate historical equity accounts for IPS.

To Record the fair value of 401,835 shares:
Common Stock	$4,018
Additional Paid-In Capital	495,982
FV of 401,835 shares of Forward Stock	$500,000
To Eliminate Historical Equity Accounts for IPS:
IPS Additional Paid-In Capital	$(32,000)
IPS Accumulated Earnings	$(112,550)
Pro-forma equity adjustments	$355,450

(j)

Represents the 401,835 additional shares outstanding issued to the owners of IPS as consideration for the acquisition to compute earnings per share, basic and diluted for the year ended September 30, 2017 and three month period ended December 31, 2017.

(k)

Represents the $60,297 and $10,092 in share-based compensation expense for the year ended September 30, 2017 and the three month period ended December 31, 2017, respectively, for the restricted stock units awarded to key IPS employees on the date of acquisition. 40,184 shares were awarded to two IPS employees of which 16,072 vest on the acquisition date and the remainder vest at 6-month intervals in equal portions.

(l)

Represents the $163,000 and the $41,000 in estimated amortization of Finite-Lived Intangible Assets for Trademark and Customer Relationships for the year ended September 30, 2017 and the three month period ended December 31, 2017, respectively.

(m)

Represents the $128,000 and $32,000 in interest expense associated with the $1.6 million promissory note (see note (e) above) that bears an interest rate of 8% for the year ended September 30, 2017 and the three month period ended December 31, 2017.